UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2006
REPUBLIC PROPERTY TRUST
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32699 (Commission File Number)	203241867 (IRS Employer Identification Number)

1280 Maryland Avenue, SW Suite 280 Washington, D.C. (Address of principal executive offices)	20024 (Zip Code)
(202) 863-0300
Registrant’s telephone number, including area code
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 13, 2006, Republic Property TRS, LLC (“TRS”), Republic Property Trust’s indirectly owned taxable REIT subsidiary, executed a Letter Agreement with Parcel 47D LLC and Portals Interests LLC (the “Letter Agreement”), pursuant to which TRS will provide additional services in connection with the recapitalization and extension of the construction loans for The Portals Phase III property in Southwest Washington, D.C. (“Portals III”). Pursuant to the Development Services Rights and Management Services Rights Contribution Agreement, dated as of September 23, 2005, by and among Republic Properties Corporation, Richard L. Kramer, Steven A. Grigg and Republic Property Limited Partnership (a copy of which is filed as Exhibit 10.9 to Republic Property Trust’s Form S-11/A, filed with the Securities and Exchange Commission on October 31, 2005), TRS is currently providing development services to Portals III.
     Parcel 47D LLC and Portals Interests LLC seek to recapitalize the existing construction loan and credit line that are currently being used to develop and construct Portals III. If TRS is able to assist in closing a new construction loan (the proceeds of which to be used to repay all amounts outstanding under the current construction loan and credit line and related exit fees, prepayment premiums and transaction costs), TRS will be entitled to a fee of one-half percent (0.5%) of the aggregate principal face amount of the new loan, subject to a maximum fee of $600,000. The Letter Agreement terminates on May 31, 2006, unless extended in writing by the parties.
     Parcel 47D LLC is a wholly owned, single purpose entity established by Portals Development Associates Limited Partnership (“PDA”) to develop and own Portals III. Portals Interests LLC is a wholly owned, single purpose entity established by PDA to facilitate the credit line used to fund the costs of development and construction of Portals III. Messrs. Kramer, Republic Property Trust’s Chairman of the Board of Trustees, and Grigg, Republic Property Trust’s President and Vice Chairman of the Board of Trustees, and Republic Properties Corporation, an entity wholly owned by Messrs. Kramer and Grigg, are each general partners of PDA. Messrs. Kramer, Grigg and Mark R. Keller, Republic Property Trust’s Chief Executive Officer, together with affiliates thereof, also have additional beneficial ownership interests in PDA. Due to the related party nature of this transaction, pursuant to Republic Property Trust’s Corporate Governance Guidelines, Republic Property Trust’s disinterested trustees unanimously approved the Letter Agreement. Republic Property Trust’s management believes that the terms of the Letter Agreement reflect competitive market rates for the services being provided.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description

10.1	Letter Agreement, effective as of March 13, 2006, by and among Parcel 47D LLC, Portals Interests LLC and Republic Property TRS, LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC PROPERTY TRUST
Date: March 17, 2006	By:	/s/ Gary R. Siegel
By: Gary R. Siegel
		Title:	Chief Operating Officer and General Counsel